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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-74925, Form S-8 No. 333-105179) pertaining to the Rubbermaid Retirement Plan for Collectively Bargained Associates of our report dated May 21, 2004, with respect to the financial statements and schedule of the Rubbermaid Retirement Plan for Collectively Bargained Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                       /s/ Ernst & Young, LLP
                                                       -------------------------
Chicago, Illinois                                      Ernst & Young, LLP
June 24, 2004